CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (No. 333-224772, 333-204286, 333-204285, 333-188735 and 333-166507) and Form S-3 (No. 333-204287) of Cott Corporation of our report dated February 26, 2020 relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Tampa, Florida
February 26, 2020